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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (Registration No. 333-95919) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95925) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-58166) relating to the Future Brands LLC Retirement Savings Plan, and the prospectuses related thereto, and (b) the Registration Statement on Form S-3 (Registration Nos. 33-50832 and 333-76371) of our report dated January 22, 2002 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 22, 2002 relating to the financial statement schedule, which appears in this Form 10-K.




Chicago, Illinois
March 29, 2002